                                                                       Exhibit N

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 3 to the registration statement on Form N-2 ("Registration Statement") of our report dated May 12, 2004, relating to the statement of assets and liabilities of Salomon Brothers Inflation Management Fund Inc. at May 7, 2004, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, NY
May 24, 2004